CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 17, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-36821) of Dreyfus Municipal Cash Management Plus.




                                                   ERNST & YOUNG LLP



New York, New York
May 24, 2000